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                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiaries                        Jurisdiction of              Trade Name
                                            Incorporation
--------------------------                  --------------------         ----------------------------
1.   Dover Saddlery, Inc.                      Massachusetts             "Dover" and "Dover Saddlery"

2.   Smith Brother, Inc.                       Texas                     "Smith Brother" and "Smith Brothers"

3.   Dover Saddlery Retail, Inc.               Massachusetts                 N/A

4.   Old Dominion Enterprises, Inc.            Virginia                  "Dominion Saddlery" and "Dominion"